Exhibit 99.0

MATTEL REPORTS 2002 SECOND QUARTER RESULTS

Second Quarter Highlights

•	Worldwide net sales down 4 percent;

•	International gross sales up 3 percent; 2 percent in local currency;

•	Worldwide gross sales for core brands: Barbie® down 10 percent; Hot Wheels® down 7 percent; American Girl® up 13 percent; and core Fisher-Price® down 4 percent;

•	Gross margin improvement of 50 basis points of net sales; SG&A increased by 100 basis points of net sales, or flat in absolute dollars;

•	Operating income up 7 percent;

•	Earnings per share of $0.07 vs. prior year EPS of $0.04, excluding charges;

•	GAAP earnings per share of $0.04 vs. prior year loss of $0.01

EL SEGUNDO, Calif., July 18, 2002—Mattel, Inc. (NYSE:MAT) today reported 2002 second quarter financial results. For the quarter, excluding non-recurring charges, income was $29.6 million, or $0.07 per share, versus last year’s income of $18.5 million, or $0.04 per share excluding goodwill amortization. The company reported GAAP (Generally Accepted Accounting Principles) net income, including non-recurring charges, of $19.6 million, or $0.04 per share, compared to last year’s net loss of $4.9 million, or $0.01 share.

For the quarter, net sales were $804.4 million, a 4 percent decline from $836.2 million last year. Operating income, excluding charges, was up 7 percent at $69.7 million. On a regional basis, second quarter gross sales decreased 7 percent in the U.S. In international markets, quarterly gross sales were up 3 percent, or 2 percent in local currency.

“While our sales performance met our expectations this quarter, I am very pleased with our continued improvement of the balance sheet. Compared to last year’s second quarter, we reduced debt substantially and made significant progress in lowering inventory and receivables,” said Robert A. Eckert, chairman and chief executive officer of Mattel. “Our efforts to improve our supply chain, reduce costs and execute the financial realignment plan are providing tangible and positive results.”

The company’s long-term guidance remains unchanged with revenues expected to grow moderately in the mid-single-digit range and EPS growth to be in the low double-digits at the low end of the range to mid-teens at the high end of the range over the planning horizon.

“Our sales for the quarter are consistent with our strategy to better align our shipments to retailers with consumer demand. As stated previously, we still expect to ship a higher proportion of the full-year production in the last half of the year,” said Eckert. “I am pleased by our continued momentum in international markets despite the challenging sales comparisons from last year’s quarter.”

Girls

The Girls division, which includes the Barbie®, Polly Pocket!®, and American Girl® brands, achieved worldwide gross sales of $378.1 million, or flat with prior year. Barbie brand sales declined which were offset by growth in other doll brands, including the Diva Starz®, Polly Pocket!® and American Girl® brands.

Boys-Entertainment

Worldwide gross sales for the Boys-Entertainment division, which consists of the Wheels and Entertainment categories, were down 5 percent at $209.7 million. The Wheels category experienced a 4 percent decline in worldwide sales with strong international sales offset by lower domestic sales. The Entertainment category experienced a worldwide sales decline of 5 percent, with strong sales of the Harry Potter™ line offset by the Disney® entertainment business.

Infant and Preschool

Worldwide gross sales for the Infant and Preschool division, which includes the Fisher-Price®, Sesame Street® and Disney brands, were $297.0 million, down 6 percent. Worldwide sales of the core Fisher-Price brand decreased by 4 percent, which offset growth in Barney™ and Disney’s Winnie the Pooh® brands.

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Financial Realignment

Mattel recorded pre-tax charges of $15.0 million in the quarter as part of its $250 million financial realignment plan. The second quarter charges are largely related to the closure of its North American distribution and manufacturing facilities and international offices, and streamlining back office functions. These charges are included in Cost of Sales ($3.8 million), Other Selling and Administrative Expenses ($2.1 million), Restructuring and Other Charges ($6.9 million) and Other Income, Net ($2.2 million) in the consolidated statement of operations. Since the announcement of the plan in September 2000, Mattel has recorded $211.0 million in pre-tax charges. The company is on target to deliver initial cumulative cost savings of approximately $200 million from the financial realignment plan by year-end 2003.

Live Webcast

Mattel will webcast its 2002 second quarter earnings conference call at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) today. The conference call will be simulcast on the “Investors & Media” section of www.mattel.com. To listen to the call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the call may be accessed beginning three hours after the completion of the live call. To listen to a replay of the call via telephone, domestic and international callers should dial + (719) 457-0820. The passcode is 262002. The telephonic playback will be available for 72 hours beginning at 8:30 a.m. Pacific time (11:30 a.m. Eastern time) the morning of the call.

About Mattel

Mattel, Inc. is the world’s largest toy company and the leader in the design, manufacture and marketing of toys. The company’s best-selling brands include Barbie®, Hot Wheels®, Fisher-Price® and American Girl®. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world. The company’s corporate Web site can be found at www.mattel.com.

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Note: Forward-looking statements with respect to the financial condition, results of operations and business of the company, which may include, but are not limited to sales levels, restructuring, special charges, other non-recurring charges, cost savings, operating efficiencies and profitability, are subject to certain risks and uncertainties that could

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cause actual results to differ materially from those set forth in such statements. These include without limitation: the company’s dependence on the timely development, manufacture, introduction and customer acceptance of new products; the seasonality of the toy business; customer concentration; significant changes in buying patterns of major customers, including as a result of bankruptcy; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; risks associated with foreign operations; unanticipated negative results of litigation, governmental proceedings or environmental matters; possible work stoppages or strikes; and other risks and uncertainties as may be detailed from time to time in the company’s public announcements and SEC filings. This release includes forward-looking statements about anticipated revenue and earnings per share growth, cost savings under the company’s financial realignment plan, timing of sales, supply chain initiatives, and cost cutting initiatives. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

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EXHIBIT I

MATTEL, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS
PRO FORMA BEFORE CHARGES AND GOODWILL AMORTIZATION
JUNE 30, 2002

	Three Months Ended or At			Six Months Ended
	6/30/2002	6/30/2001	% Change	6/30/2002	6/30/2001	% Change
	(In millions, except per share amounts)
Key P&L Data:
Net Sales	$804.4	$836.2	-4%	$1,546.4	$1,551.4	0%
Gross Margin	$358.2	$367.6	-3%	$694.1	$684.2	2%
% of Net Sales	44.5%	44.0%		44.9%	44.1%
Advertising	$82.9	$84.9	-2%	$165.6	$164.3	1%
% of Net Sales	10.3%	10.2%		10.7%	10.6%
SG&A	$214.2	$214.3	0%	$423.2	$419.5	1%
% of Net Sales	26.6%	25.6%		27.4%	27.0%
Operating Income	$69.7	$65.1	7%	$113.4	$94.8	20%
% of Net Sales	8.7%	7.8%		7.3%	6.1%
Income Before Charges & Goodwill	$29.6	$18.5		$39.9	$14.7
% of Net Sales	3.7%	2.2%		2.6%	0.9%
EPS Before Charges—Diluted	$0.07	$0.04		$0.09	$0.03
Average Number of Common Shares—Diluted	442.2	430.9		440.3	430.4
Key Balance Sheet Data:
Accounts Receivable, Net	$720.8	$947.8
Days of Sales Outstanding (DSO)	73	94
Inventories	$568.3	$692.8
Days of Supply (DOS)	59	73
Total Debt Outstanding	$1,251.3	$1,873.8
Total Debt-to-Total Capitalization	44.3%	57.1%
Worldwide Gross Sales:
Girls	$378.1	$379.5		$748.7	$717.5
% As Reported	0%	7%		4%	7%
% Local Currency	-1%	8%		5%	9%
Boys/Entertainment	$209.7	$219.8		$419.7	$415.3
% As Reported	-5%	9%		1%	9%
% Local Currency	-4%	10%		2%	11%
Infant & Preschool	$297.0	$316.8		$523.0	$559.9
% As Reported	-6%	4%		-7%	2%
% Local Currency	-7%	5%		-6%	3%
Total Company	$887.2	$919.5		$1,697.7	$1,699.9
% As Reported	-4%	6%		0%	6%
% Local Currency	-4%	7%		0%	7%

EXHIBIT II

MATTEL, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2002			Six Months Ended June 30, 2002
	As Reported(a)	Impact of Charges & Goodwill	Pro Forma	As Reported(a)	Impact of Charges & Goodwill	Pro Forma
	(In millions, except per share amounts)
Net Sales	$804.4	$0.0	$804.4	$1,546.4	$0.0	$1,546.4
Cost of sales	450.0	3.8	446.2	860.1	7.8	852.3

Gross Profit	354.4	(3.8)	358.2	686.3	(7.8)	694.1
Advertising and promotion expenses	82.9	0.0	82.9	165.6	0.0	165.6
Other selling and administrative expenses	216.3	2.1	214.2	426.2	3.0	423.2
Restructuring and other charges	6.9	6.9	0.0	21.7	21.7	0.0
Other (income), net	(6.4)	2.2	(8.6)	(5.0)	3.1	(8.1)

Operating Income	54.7	(15.0)	69.7	77.8	(35.6)	113.4
Interest expense	29.1	0.0	29.1	58.7	0.0	58.7

Income Before Income Taxes	25.6	(15.0)	40.6	19.1	(35.6)	54.7
Provision for income taxes	6.0	(5.0)	11.0	3.5	(11.3)	14.8

Income Before Cumulative Effect of Change in Accounting Principles	19.6	(10.0)	29.6	15.6	(24.3)	39.9
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(252.2)	(252.2)	0.0

Net Income (Loss)	$19.6	$(10.0)	$29.6	$(236.6)	$(276.5)	$39.9

Income (Loss) Per Share—Basic
Income before cumulative effect of change in accounting principles	$0.04	$(0.03)	$0.07	$0.04	$(0.05)	$0.09
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.58)	(0.58)	0.00

	$0.04	$(0.03)	$0.07	$(0.54)	$(0.63)	$0.09

Average Number of Common Shares Outstanding—Basic	436.1	436.1	436.1	434.4	434.4	434.4

Income (Loss) Per Share—Diluted
Income before cumulative effect of change in accounting principles	$0.04	$(0.03)	$0.07	$0.03	$(0.06)	$0.09
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.57)	(0.57)	0.00

	$0.04	$(0.03)	$0.07	$(0.54)	$(0.63)	$0.09

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	442.2	442.2	442.2	440.3	440.3	440.3

	Three Months Ended June 30, 2001			Six Months Ended June 30, 2001
	As Reported(a)	Impact of Charges & Goodwill	Pro Forma	As Reported(a)	Impact of Charges & Goodwill	Pro Forma
Net Sales	$836.2	$0.0	$836.2	$1,551.4	$0.0	$1,551.4
Cost of sales	475.8	7.2	468.6	881.0	13.8	867.2

Gross Profit	360.4	(7.2)	367.6	670.4	(13.8)	684.2
Advertising and promotion expenses	84.9	0.0	84.9	164.6	0.3	164.3
Other selling and administrative expenses	214.3	0.0	214.3	419.6	0.1	419.5
Restructuring and other charges	13.0	13.0	0.0	13.0	13.0	0.0
Other expense, net	3.9	0.6	3.3	11.7	6.1	5.6

Operating Income Before Amortization of Goodwill	44.3	(20.8)	65.1	61.5	(33.3)	94.8
Amortization of goodwill	11.5	11.5	0.0	23.0	23.0	0.0

Operating Income	32.8	(32.3)	65.1	38.5	(56.3)	94.8
Interest expense	39.6	0.0	39.6	74.5	0.0	74.5

Income (Loss) Before Income Taxes	(6.8)	(32.3)	25.5	(36.0)	(56.3)	20.3
Provision (benefit) for income taxes	(1.9)	(8.9)	7.0	(9.1)	(14.7)	5.6

Income (Loss) Before Cumulative Effect of Change in Accounting Principles	(4.9)	(23.4)	18.5	(26.9)	(41.6)	14.7
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(12.0)	(12.0)	0.0

Net Income (Loss)	$(4.9)	$(23.4)	$18.5	$(38.9)	$(53.6)	$14.7

Income (Loss) Per Share—Basic
Income (loss) before cumulative effect of change in accounting principles	$(0.01)	$(0.05)	$0.04	$(0.06)	$(0.09)	$0.03
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$(0.01)	$(0.05)	$0.04	$(0.09)	$(0.12)	$0.03

Average Number of Common Shares Outstanding—Basic	430.9	430.9	430.9	430.4	430.4	430.4

Income (Loss) Per Share—Diluted
Income (loss) before cumulative effect of change in accounting principles	$(0.01)	$(0.05)	$0.04	$(0.06)	$(0.09)	$0.03
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$(0.01)	$(0.05)	$0.04	$(0.09)	$(0.12)	0.03

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	430.9	430.9	430.9	430.4	430.4	430.4

(a)	Reported in accordance with generally accepted accounting principles.

EXHIBIT III

MATTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
BEFORE CHARGES AND GOODWILL AMORTIZATION

	For The Three Months Ended June 30,					For The Six Months Ended June 30,
	2002		2001		% Change	2002		2001		% Change
	$ Amt	% Net Sales	$ Amt	% Net Sales		$ Amt	% Net Sales	$ Amt	% Net Sales
	(In millions, except per share amounts)
Net Sales	$804.4		$836.2		-3.8%	$1,546.4		$1,551.4		-0.3%
Cost of sales	446.2	55.5%	468.6	56.0%	-4.8%	852.3	55.1%	867.2	55.9%	-1.7%

Gross Profit	358.2	44.5%	367.6	44.0%	-2.6%	694.1	44.9%	684.2	44.1%	1.5%
Advertising and promotion expenses	82.9	10.3%	84.9	10.2%	-2.4%	165.6	10.7%	164.3	10.6%	0.7%
Other selling and administrative expenses	214.2	26.6%	214.3	25.6%	0.0%	423.2	27.4%	419.5	27.0%	0.9%
Other expense (income), net	(8.6)	-1.1%	3.3	0.4%		(8.1)	-0.5%	5.6	0.4%

Operating Income	69.7	8.7%	65.1	7.8%	7.2%	113.4	7.3%	94.8	6.1%	19.8%
Interest expense	29.1	3.6%	39.6	4.7%	-26.5%	58.7	3.8%	74.5	4.8%	-21.2%

Income Before Income Taxes	40.6	5.1%	25.5	3.1%		54.7	3.5%	20.3	1.3%
Provision for income taxes	11.0		7.0			14.8		5.6

Income Before Charges & Goodwill	$29.6	3.7%	$18.5	2.2%		$39.9	2.6%	$14.7	0.9%

Effective Tax Rate	27.2%		27.4%			27.2%		27.4%
EPS Before Charges—Basic	$0.07		$0.04			$0.09		$0.03

Average Number of Common Shares—Basic	436.1		430.9			434.4		430.4
EPS Before Charges—Diluted	$0.07		$0.04			$0.09		$0.03

Average Number of Common Shares—Diluted	442.2		430.9			440.3		430.4

CONDENSED CONSOLIDATED BALANCE SHEETS

	At June 30,		At Dec. 31, 2001
	2002	2001
	(In millions)
Assets
Cash and short-term investments	$171.8	$40.7	$616.6
Accounts receivable, net	720.8	947.8	696.6
Inventories	568.3	692.8	487.5
Prepaid expenses and other current assets	268.8	182.0	291.9

Total current assets	1,729.7	1,863.3	2,092.6
Property, plant and equipment, net	602.3	618.4	626.7
Other assets	1,617.6	1,914.5	1,821.3

Total Assets	$3,949.6	$4,396.2	$4,540.6

Liabilities and Stockholders’ Equity
Short-term borrowings	$31.9	$620.1	$38.1
Current portion of long-term liabilities	228.9	62.6	210.1
Accounts payable and accrued liabilities	747.0	743.7	1,109.0
Income taxes payable	208.9	182.5	239.8

Total current liabilities	1,216.7	1,608.9	1,597.0
Long-term debt	990.5	1,191.1	1,020.9
Other long-term liabilities	171.5	189.3	184.2
Stockholders’ equity	1,570.9	1,406.9	1,738.5

Total Liabilities and Stockholders’ Equity	$3,949.6	$4,396.2	$4,540.6